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Exhibit 20.3
Page 1 of 2

               MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #10
                           DEALER NOTE MASTER TRUST
                           ___________________

                DEALER NOTE ASSET BACKED CERTIFICATES,
                           SERIES 1995-1


Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Serving Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and Chemical Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1995-1 Certificate-holders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of May 28, 1996, the Transfer Date of May 24, 1996 and with respect to the performance of the Master Trust during the Due Period ended on April 30, 1996 and the Distribution Period ended May 24, 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

   1.   NFC is Servicer under the Agreement.

   2.   The undersigned is a Servicing Officer.

   3.   Eligible Investments in the Excess Funding Account:

        a.   The aggregate amount of funds invested in Eligible
                Investments                                             $0.00

        b.   Description of each Eligible Investment:          Not Applicable

        c.   The rate of interest applicable to each such
                Eligible Investment                            Not Applicable

        d.   The rating of each such Eligible Investment       Not Applicable

   4.   The total amount to be distributed on the Series 1995-1
        Certificate on the Distribution Date:

        a.   The total aggregate amount                         $1,054,740.50

        b.   Stated on the basis of $1,000 original principal
                amount                                               $5.27370

   5.   The total amount, if any, to be distributed on the
        Series 1995-1 Certificate on the Distribution Date
        allocable to the Invested Amount.                               $0.00

   6.   The total amount, if any, to be distributed on the
        Series 1995-1 Certificates on the Distribution Date
        allocable to interest on the Series 1995-1
        Certificates.                                           $1,054,740.50

   7.   The Invested Amount as of the Distribution Date.      $200,000,000.00
        (after giving effect to all distributions that will occur on the Distribution Date)

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Exhibit 20.3
Page 2 of 2

   8.   Eligible Investments in the Series Principal Account:

        a.   The aggregate amount of funds invested in Eligible
                Investments                                             $0.00

        b.   Description of each Eligible Investment:          Not Applicable

        c.   The rate of interest applicable to each such
                Eligible Investment                            Not Applicable

        d.   The rating of each such Eligible Investment       Not Applicable

   9.   Eligible Investments in the Negative Carry Reserve Fund:

        a.   The aggregate amount of funds invested in
                Eligible Investments                                    $0.00

        b.   Description of each Eligible Investment:          Not Applicable

        c.   The rate of interest applicable to each such
                Eligible Investment                            Not Applicable

        d.   The rating of each such Eligible Investment       Not Applicable

   10.  Eligible Investments in the Liquidity Reserve Account:

        a.   The aggregate amount of funds invested in
                Eligible Investments                                    $0.00

        b.   Description of each Eligible Investment:          Not Applicable

        c.   The rate of interest applicable to each such
                Eligible Investment                            Not Applicable

        d.   The rating of each such Eligible Investment       Not Applicable

   11.  The aggregate amount of Dealer Notes issued to
        finance OEM Vehicles, as of the end of the
        Due Period.                                             $8,250,337.64

   12. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust as of the end of the Due
        Period:

           i)   Longhorn Int'l Eq. Inc
           ii)  Nalley Motor Trucks
           iii) Prairie Int'l Trks
           iv)  Freedom Int'l Trks Inc
           v)   Freund Equip Inc

   13.  Required Monthly Interest Reserve Amount as of
        the Distribution Date:                                    $300,000.00

   14.  Actual Monthly Interest Reserve Amount as of
        the Distribution Date:                                    $300,000.00

                                      NAVISTAR FINANCIAL CORPORATION,
                                      as Servicer



                                      By:/s/ R. W. Cain
                                             R. W. Cain
                                             Vice President and Treasurer